EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 1, 2019, with respect to the audited consolidated financial statements of Sanara MedTech Inc. for the years ended December 31, 2018 and 2017.

/s/ MaloneBailey, LLP

MaloneBailey LLP

Houston, Texas
February 21, 2020